EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contact:	Jacque Fourchy (831) 761-4741
GRANITE REPORTS THIRD-QUARTER 2010 FISCAL RESULTS AND INITIATES
ENTERPRISE IMPROVEMENT PLAN TO POSITION COMPANY FOR 2011
•	Revenue in Q310 was $671 million vs. $720 million a year ago

•	SG&A expenses decreased $14 million during the quarter compared with a year ago

•	Total company backlog in line with a year ago; $667 million in new awards in Q310

•	Financial position remains strong, with $388 million in cash, cash equivalents and marketable securities
WATSONVILLE, Calif. (November 9, 2010)—Granite Construction Incorporated (NYSE: GVA) today reported a net income of $38.7 million, or $0.99 per diluted share, for the third quarter of 2010 compared with net income of $30.6 million, or $0.79 per diluted share, for the third quarter of 2009. A tax benefit contributed $8.0 million to net income in the third quarter of 2010.
“During the quarter, the Construction segment continued to feel the impact of lower demand for our services in the West, funding delays due to budget uncertainties and highly competitive market conditions. We did, however, see a slight pickup in demand for our construction materials as work that had been delayed due to weather in the first half of the year carried over into the third quarter,” said James H. Roberts, president and chief executive officer. “The Large Project Construction segment is executing well on its new portfolio of work, which includes the $126 million Folsom Dam project awarded in the third quarter as well as the $306 million SR 520 Eastside project in Washington, which will be booked into backlog in the fourth quarter.
“I am also pleased to say that we are making steady progress in our effort to reduce costs and strengthen the business to achieve long-term profitable growth,” Roberts continued. “As a part of the Enterprise Improvement Plan that we announced last month, we completed a comprehensive review of our business and associated cost structure. As a result of this rigorous evaluation, we have identified certain fixed assets and real estate investments that are now slated for closure or divestiture. In addition, we made the very difficult decision to reduce our salaried workforce by approximately 13 percent. While these actions will have a near-term impact on our business, they are an important part of our plan to increase our profitability and competitiveness and deliver significant improvement in our long-term financial performance.”
Third-Quarter 2010 Financial Results
Total Company
•	Revenue totaled $670.9 million compared with $720.3 million in 2009.

•	Gross profit margin was 11 percent compared with 15 percent in 2009, driven primarily by lower margins in the Construction segment as well as the impact of Large Projects that have yet to reach the profit recognition threshold.

•	Operating income for the quarter was $32.2 million compared with $46.3 million in the prior year.

•	SG&A expenses for the third quarter were $47.2 million compared with $61.0 million for the same period last year, driven by ongoing efforts to reduce the company’s overall cost structure.

•	Net income attributable to non-controlling interests was $4.6 million compared with $5.9 million in 2009.

•	Total contract backlog at September 30, 2010, was $1.6 billion, essentially flat compared with the backlog at September 30, 2009.

•	New awards during the quarter include a $125.9 million auxiliary spillway control structure in California, a $77.7 million rail project in California and $47.7 million for our share of a freeway reconstruction project in Utah.

•	The effective tax rate for the third quarter was a negative 22.8 percent due to the adjustment of the year-to-date tax rate to 135.4 percent. The unusually high year-to-date rate is due primarily to the ratio of non-controlling interest of $11.9 million to pre-tax loss of $8.3 million. Non-controlling interest is generally not subject to income taxes on a stand-alone basis and is deducted from income before provision for income taxes in arriving at our effective tax rate.
Construction
•	Construction revenue for the quarter totaled $410.0 million compared with $466.6 million for the same period in 2009, reflecting reductions in available work out to bid as well as a highly competitive bidding environment.

•	Gross profit margin for the third quarter was 11 percent compared with 16 percent for the same period in 2009, driven by a competitive bidding environment and lower margins in backlog as compared with a year ago.
Large Project Construction
•	Large Project Construction revenue for the quarter totaled $170.0 million compared with $181.2 million for the same period last year.
•	Gross profit margin for the quarter decreased to 11 percent compared with 14 percent for the same period last year, reflecting an increase in revenue on projects that have yet to reach the profit recognition threshold.
Construction Materials
•	Construction Materials revenue for the quarter totaled $88.1 million compared with $71.5 million for the same period last year, as wet weather in the first part of the year led to increased demand for construction materials in the third quarter of 2010.
•	Gross profit on the sale of construction materials was $12.1 million in 2010 compared with $8.4 million in 2009. The increase in gross profit is due primarily to higher sales volume for construction materials as a result of weather in the first half of 2010 that shifted demand into the third quarter.
Recent Company Actions
Granite announced on October 25, 2010, the decision to cut its workforce by approximately 220 employees as a result of efforts to reduce its cost structure, enhance operating efficiencies and strengthen the business to achieve long-term profitable growth. Estimated savings resulting

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from the reductions and other operational improvements are expected to benefit 2011 pre-tax income by approximately $36 million to $40 million.
Additionally, as part of the Enterprise Improvement Plan, the company is planning an orderly divesture of certain fixed assets as well as its real estate investment business. This decision is consistent with the Company’s business strategy to focus on its core competencies and enhance operating efficiencies.
The combination of these actions is estimated to result in a pre-tax charge of approximately $99 million to $145 million, nearly all of which will be recognized in the fourth quarter of fiscal 2010. Of the total, approximately $89 million to $133 million is related primarily to impairments on real estate and fixed assets. The balance is associated with severance-related costs.
Full-Year 2010 Guidance
Market conditions remain very challenging, as funding uncertainties coupled with the competitive climate continue to have an impact on revenue and gross margins for the Construction and Construction Materials segments. As a result, Granite now expects revenue for the Construction segment to be between $925 million and $1.125 billion, with a corresponding gross profit margin between 9 and 10 percent. Revenue for the Construction Materials segment is expected to be between $200 million and $250 million, with a corresponding gross profit margin between 6 and 7 percent.
Revenue for the Large Project Construction segment is now expected to be between $600 million and $650 million. Correspondingly, the company is raising the gross profit margin range for the segment to between 12 and 13 percent. Net income attributable to non-controlling interests is expected to be approximately $20 million for the year, excluding the impact of restructuring charges.
Conference Call
Granite will conduct a conference call today, November 9, 2010, at 8 a.m. Pacific time/11 a.m. eastern time to discuss the results of the quarter ended September 30, 2010. Access to a live audio webcast is available at www.graniteconstruction.com/investor-relations. The live conference call may be accessed by calling (877) 693-6483, or (706) 758-5304 for international listeners. The conference ID for the call is 19705545. The call will be recorded and will be available for replay from approximately two hours after the live audio webcast through November 23, 2010, by calling (800) 642-1687 or (706) 645-9291. The conference ID for the recording is 19705545.
About Granite
Granite Construction Incorporated is a member of the S&P 400 Midcap Index, the FTSE KLD 400 Social Index and the Russell 2000 Index. Granite Construction Company, a wholly owned subsidiary, is one of the nation’s largest diversified heavy civil contractors and construction materials producers. Granite Construction Company serves public- and private-sector clients through its offices and subsidiaries nationwide. For more information about Granite, please visit its website at www.graniteconstruction.com.
Forward-looking Statements
This news release contains statements that are not based on historical facts and which may be forward-looking in nature. Under the Private Securities Litigation Reform Act of 1995, a “safe harbor” may be provided to Granite for certain of these forward-looking statements. Words such as outlook, believes, expects, appears, may, will, should, anticipates and the negatives thereof

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or comparable terminology are intended to identify these forward-looking statements. These forward-looking statements are estimates reflecting the best judgment of Granite’s senior management and are based on its current expectations and projections concerning future events, many of which are outside of Granite’s control and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those risks described in Granite’s Annual Report under “Item 1A. Risk Factors.” Except as required by law, Granite undertakes no obligation to revise or update any forward-looking statements for any reason. As a result, the reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

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GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited — in thousands, except share and per share data)

	September 30,	December 31,	September 30,
	2010	2009	2009

ASSETS

Current assets
Cash and cash equivalents	$257,854	$338,956	$371,434
Short-term marketable securities	80,962	42,448	27,798
Receivables, net	375,914	280,252	382,572
Costs and estimated earnings in excess of billings	34,448	10,619	38,011
Inventories	45,224	45,800	51,972
Real estate held for development and sale	151,638	139,449	135,306
Deferred income taxes	31,035	31,034	43,356
Equity in construction joint ventures	80,496	67,693	58,450
Other current assets	42,409	50,467	41,185

Total current assets	1,099,980	1,006,718	1,150,084

Property and equipment, net	491,363	520,778	530,661

Long-term marketable securities	49,502	76,937	62,612

Investments in affiliates	32,515	24,644	21,309

Other noncurrent assets	78,611	80,498	80,233

Total assets	$1,751,971	$1,709,575	$1,844,899

LIABILITIES AND EQUITY

Current liabilities
Current maturities of long-term debt	$8,444	$15,017	$15,017
Current maturities of non-recourse debt	39,157	43,961	53,177
Accounts payable	206,993	131,251	211,670
Billings in excess of costs and estimated earnings	157,233	156,041	187,205
Accrued expenses and other current liabilities	173,547	159,843	209,806

Total current liabilities	585,374	506,113	676,875

Long-term debt	216,870	225,203	225,219

Long-term non-recourse debt	16,420	19,485	8,363

Other long-term liabilities	48,764	48,998	48,884

Deferred income taxes	27,883	27,220	17,917

Equity
Preferred stock, $0.01 par value, authorized 3,000,000 shares, none outstanding	—	—	—
Common stock, $0.01 par value, authorized 150,000,000 shares; issued and outstanding 38,769,787 shares as of September 30, 2010, 38,635,021 shares as of December 31, 2009 and 38,669,447 shares as of September 30, 2009	388	386	387
Additional paid-in capital	101,567	94,633	92,356
Retained earnings	711,497	735,632	724,621

Total Granite Construction Incorporated shareholders’ equity	813,452	830,651	817,364
Noncontrolling interests	43,208	51,905	50,277

Total equity	856,660	882,556	867,641

Total liabilities and equity	$1,751,971	$1,709,575	$1,844,899

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GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited — in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenue
Construction	$409,989	$466,605	$729,118	$912,110
Large project construction	169,972	181,171	429,625	456,001
Construction materials	88,128	71,527	175,381	158,688
Real estate	2,761	981	11,613	1,932

Total revenue	670,850	720,284	1,345,737	1,528,731

Cost of revenue
Construction	365,323	393,970	659,705	751,498
Large project construction	151,656	155,950	379,991	374,605
Construction materials	75,991	63,176	165,889	141,068
Real estate	1,725	1,531	8,585	3,272

Total cost of revenue	594,695	614,627	1,214,170	1,270,443

Gross profit	76,155	105,657	131,567	258,288

Selling, general and administrative expenses	47,160	60,950	153,809	171,624
Gain on sales of property and equipment	3,165	1,549	11,417	6,878

Operating income (loss)	32,160	46,256	(10,825)	93,542

Other income
Interest income	2,110	744	4,147	3,914
Interest expense	(547)	(4,245)	(7,294)	(10,586)
Equity in income (loss) of affiliates	529	4,021	(177)	4,360
Other income, net	1,023	3,062	5,854	8,278

Total other income	3,115	3,582	2,530	5,966

Income (loss) before (benefit from) provision for income taxes	35,275	49,838	(8,295)	99,508

(Benefit from) provision for income taxes	(8,026)	13,300	(11,233)	26,316

Net income	43,301	36,538	2,938	73,192

Amount attributable to noncontrolling interests	(4,620)	(5,940)	(11,902)	(15,725)

Net income (loss) attributable to Granite Construction Incorporated	$38,681	$30,598	$(8,964)	$57,467

Net income (loss) per share attributable to common shareholders:
Basic (1)	$1.00	$0.79	$(0.24)	$1.49
Diluted (1)	$0.99	$0.79	$(0.24)	$1.49
Weighted average shares of common stock:
Basic	37,865	37,595	37,802	37,552
Diluted	38,071	37,709	37,802	37,670
Note:

(1)	Computed using the two-class method, except when in a net loss position

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GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited — in thousands)

Nine Months Ended September 30,	2010	2009

Operating activities
Net income	$2,938	$73,192
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment of real estate held for development and sale	107	1,686
Depreciation, depletion and amortization	54,169	59,048
Provision for (recovery of) doubtful accounts	136	(3,844)
Gain on sales of property and equipment	(11,417)	(6,878)
Stock-based compensation	10,241	7,869
Gain on company owned life insurance	(2,655)	(2,013)
Equity in loss (income) of affiliates	177	(4,360)
Changes in assets and liabilities, net of the effects of consolidations	(43,130)	(66,447)

Net cash provided by operating activities	10,566	58,253

Investing activities
Purchases of marketable securities	(78,355)	(61,974)
Maturities of marketable securities	60,900	32,610
Proceeds from company owned life insurance	2,078	—
Additions to property and equipment	(30,182)	(75,773)
Proceeds from sales of property and equipment	17,225	10,089
Purchase of private preferred stock	(6,400)	—
Contributions to affiliates, net	(1,233)	(4,969)
Issuance of notes receivable	(1,314)	(4,270)
Collection of notes receivable	2,799	385
Other investing activities, net	77	65

Net cash used in investing activities	(34,405)	(103,837)

Financing activities
Proceeds from long-term debt	619	8,384
Long-term debt principal payments	(18,472)	(18,139)
Cash dividends paid	(15,110)	(15,031)
Purchase of common stock	(3,374)	(2,840)
Distributions to noncontrolling partners, net	(20,940)	(16,251)
Other financing activities	14	52

Net cash used in financing activities	(57,263)	(43,825)

Decrease in cash and cash equivalents	(81,102)	(89,409)

Cash and cash equivalents at beginning of period	338,956	460,843

Cash and cash equivalents at end of period	$257,854	$371,434

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GRANITE CONSTRUCTION INCORPORATED
Business Segment Information
(Unaudited — in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
		Large Project	Construction			Large Project	Construction
	Construction	Construction	Materials	Real Estate	Construction	Construction	Materials	Real Estate

2010
Revenue	$409,989	$169,972	$88,128	$2,761	$729,118	$429,625	$175,381	$11,613
Gross profit	$44,666	$18,316	$12,137	$1,036	$69,413	$49,634	$9,492	$3,028
Gross profit as a percent of revenue	10.9%	10.8%	13.8%	37.5%	9.5%	11.6%	5.4%	26.1%

2009
Revenue	$466,605	$181,171	$71,527	$981	$912,110	$456,001	$158,688	$1,932
Gross profit (loss)	$72,635	$25,221	$8,351	$(550)	$160,612	$81,396	$17,620	$(1,340)
Gross profit (loss) as a percent of revenue	15.6%	13.9%	11.7%	-56.1%	17.6%	17.8%	11.1%	-69.4%

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GRANITE CONSTRUCTION INCORPORATED
Contract Backlog by Segment
(Unaudited — in thousands)

	September 30, 2010		June 30, 2010		September 30, 2009

Construction	$497,089	30.3%	$594,214	38.3%	$439,226	27.2%
Large Project Construction	1,141,453	69.7%	957,080	61.7%	1,173,042	72.8%

Total	$1,638,542	100.0%	$1,551,294	100.0%	$1,612,268	100.0%

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